UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 12, 2012

Commission File #: 000-53723

IMMUNOVATIVE, INC.
(f/k/a Novo Energies Corporation)

(Exact name of registrant as specified in its charter)
Florida
(State or other jurisdiction of incorporation)

65-1102237
(IRS Employer Identification Number)

39 Old Ridgebury Road
Danbury, CT 06180
  (Address of principal US executive offices)

 Tel: (917) 796-9926
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 12, 2012, the Company appointed Bruce Harmon to serve as Chief Financial Officer.  Mr. Harmon’s experience with publicly registered companies will be an asset to the Company in its future.

BRUCE HARMON

Mr. Harmon has extensive experience with publicly registered companies and startups.  For the past 25 years, Mr. Harmon has worked in senior financial positions, including chief financial officer, and as director, with various public companies listed on NASDAQ to the OTCBB.  He has been the primary person in an IPO, several reverse mergers, and a SB-2 registration.  Mr. Harmon has served as the key financial person in various industries including, but not limited to, pharmaceutical, construction, information technology, apparel, payment processing and more.  Currently, he owns Lakeport Business Services, Inc., a consulting firm, and serves in various C-level roles and/or director positions with eLayaway, Inc., Omni Ventures, Inc., and Winecom, Inc.  Mr. Harmon holds a B.S. degree in Accounting from Missouri State University.

ITEM 8.01 –   OTHER EVENTS.

The Company changed its corporate office to 39 Old Ridgebury Road, Danbury, CT 06180.

ITEM 9.01 –   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.            Description

5.02                        Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2012	IMMUNOVATIVE, INC.

	By:	/s/ Seth Shaw
Seth Shaw
Chief Executive Officer